Expedia Group Reports Third Quarter 2024 Results
Continued strength in room night growth at 9%
Sequential acceleration in gross bookings growth to 7%
Raises full-year guidance
Announces Chief Financial Officer transition
SEATTLE, WA – November 7, 2024 – Expedia Group, Inc. (NASDAQ: EXPE) announced financial results today for the third quarter ended September 30, 2024.

Third Quarter Highlights
•Booked room nights grew 9% compared to 2023, with Brand Expedia growing at mid-teens.
•Total gross bookings of $27.5 billion grew 7% compared to 2023, a more than 150 basis point acceleration from the second quarter.
•B2C gross bookings increased 3% year-over-year, a 2-point acceleration from the second quarter. B2B had yet another strong quarter with gross bookings up 19% year-over-year.
•Lodging gross bookings of $20.0 billion grew 8% compared to 2023. Within that, hotel bookings were up 10% compared to 2023.
•Revenue of $4.1 billion grew 3% compared to 2023, which includes a 2 point negative impact from FX. B2B revenue of $1.2 billion grew 18% compared to 2023.
•Repurchased approximately 12.0 million shares for $1.6 billion year-to-date.

“Our third quarter results exceeded our expectations on gross bookings and earnings with revenue landing in-line. We accelerated bookings growth in our consumer business for the second consecutive quarter, and our advertising and B2B businesses continue to deliver strong double-digit growth," said Ariane Gorin, CEO of Expedia Group.

Expedia Group and Julie Whalen have agreed that she will step down from her role as Expedia Group’s Chief Financial Officer, effective upon the appointment of her successor, which is expected to occur before February 17, 2025. Ms. Whalen has agreed to remain with the Company through February 17, 2025 to facilitate a smooth transition. Ms. Whalen has also resigned as a member of the Board of Directors of the Company, effective today. “I want to thank Julie for all she has done for Expedia Group as a board member and as CFO over the last five years. We are grateful for her contributions,” said Ariane Gorin, CEO of Expedia Group.

Financial Summary & Operating Metrics (In millions except per share amounts)

	Expedia Group, Inc.
Metric	Q3 2024	Q3 2023	Δ Y/Y
Booked room nights	97.4	89.3	9%
Gross bookings	$27,498	$25,685	7%
Revenue	$4,060	$3,929	3%
Operating income	$762	$607	26%
Net income attributable to Expedia Group, Inc.	$684	$425	61%
Diluted earnings per share	$5.04	$2.87	76%
Adjusted EBITDA*	$1,250	$1,216	3%
Adjusted EBIT*	$892	$903	(1)%
Adjusted net income*	$809	$778	4%
Adjusted EPS*	$6.13	$5.41	13%
Net cash used in operating activities	$(1,493)	$(1,375)	9%
Free cash flow*	$(1,687)	$(1,588)	6%
* A reconciliation of non-GAAP financial measures to the most comparable GAAP measures is provided at the end of this release.

Conference Call
Expedia Group, Inc. will webcast a conference call to discuss third quarter 2024 financial results and certain forward-looking information on Thursday, November 7, 2024 at 1:30 p.m. Pacific Time (PT). The webcast will be open to the public and available via ir.expediagroup.com. Expedia Group expects to maintain access to the webcast on the IR website for approximately twelve months subsequent to the initial broadcast.

About Expedia Group
Expedia Group, Inc. brands power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, we help people experience the world in new ways and build lasting connections. We provide industry-leading technology solutions to fuel partner growth and success, while facilitating memorable experiences for travelers.

Expedia Group’s three flagship consumer brands includes: Expedia®, Hotels.com®, and Vrbo®. One Key™ is our comprehensive loyalty program that unifies Expedia, Hotels.com and Vrbo into one simple, flexible travel rewards experience. To enroll in One Key, download Expedia, Hotels.com and Vrbo mobile apps for free on iOS and Android devices. One Key is currently available in the U.S. and U.K.

© 2024 Expedia, Inc., an Expedia Group company. All rights reserved. Trademarks and logos are the property of their respective owners. CST: 2029030-50

Contacts
Investor Relations                    Communications
ir@expediagroup.com                    press@expediagroup.com

Expedia Group, Inc.
Trended Metrics
(All figures in millions)

The metrics below are intended to supplement the financial statements in this release and in our filings with the SEC, and do not include adjustments for one-time items, acquisitions, foreign exchange or other adjustments. The definition or methodology of any of our supplemental metrics are subject to change, and such changes could be material. We may also discontinue certain supplemental metrics as our business evolves over time. In the event of any discrepancy between any supplemental metric and our historical financial statements, you should rely on the information included in the financial statements filed with or furnished to the SEC.

	2022				2023				2024			Full Year
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	2022	2023
Units sold
Booked room nights	77.0	82.5	81.6	70.8	94.5	89.7	89.3	77.4	101.2	98.9	97.4	312.0	350.9
Booked air tickets	13.1	13.5	12.2	11.1	14.0	13.6	12.8	11.4	14.2	14.5	13.8	49.9	51.9

Gross bookings by business model
Agency	$11,346	$12,773	$10,904	$9,469	$13,425	$12,370	$10,927	$9,439	$13,301	$12,578	$11,379	$44,492	$46,161
Merchant	13,066	13,366	13,083	11,042	15,976	14,951	14,758	12,233	16,863	16,259	16,119	50,557	57,918
Total	$24,412	$26,139	$23,987	$20,511	$29,401	$27,321	$25,685	$21,672	$30,164	$28,837	$27,498	$95,049	$104,079

Lodging gross bookings	$17,756	$17,867	$17,099	$14,117	$21,055	$19,167	$18,513	$15,253	$21,903	$20,749	$20,027	$66,839	$73,987

Revenue by segment
B2C	$1,740	$2,420	$2,707	$1,874	$1,921	$2,415	$2,819	$1,958	$1,986	$2,432	$2,780	$8,741	$9,113
B2B	432	650	788	676	668	861	995	864	833	1,049	1,178	2,546	3,388
trivago (third-party revenue)	77	111	124	68	76	82	115	65	70	77	102	380	338
Total	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$2,887	$2,889	$3,558	$4,060	$11,667	$12,839

Revenue by product
Lodging	$1,610	$2,400	$2,881	$2,014	$2,029	$2,698	$3,233	$2,304	$2,228	$2,862	$3,317	$8,905	$10,264
Air	74	95	100	93	113	111	100	86	115	111	104	362	410
Advertising and media - EG(1)	89	102	98	108	99	119	125	140	145	152	167	397	483
Advertising and media - trivago(1)	77	111	124	68	76	82	115	65	70	77	102	380	338
Other(2)	399	473	416	335	348	348	356	292	331	356	370	1,623	1,344
Total	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$2,887	$2,889	$3,558	$4,060	$11,667	$12,839

Revenue by geography
U.S. points of sale	$1,656	$2,208	$2,358	$1,717	$1,748	$2,172	$2,440	$1,787	$1,793	$2,246	$2,435	$7,939	$8,147
Non-U.S. points of sale	593	973	1,261	901	917	1,186	1,489	1,100	1,096	1,312	1,625	3,728	4,692
Total	$2,249	$3,181	$3,619	$2,618	$2,665	$3,358	$3,929	$2,887	$2,889	$3,558	$4,060	$11,667	$12,839

Adjusted EBITDA by segment(3)
B2C	$188	$582	$943	$411	$148	$653	$1,056	$468	$215	$654	$1,028	$2,124	$2,325
B2B	80	156	221	142	133	206	266	193	172	263	338	599	798
Other(4)	(95)	(90)	(85)	(104)	(96)	(112)	(106)	(129)	(132)	(131)	(116)	(374)	(443)
Total	$173	$648	$1,079	$449	$185	$747	$1,216	$532	$255	$786	$1,250	$2,349	$2,680

Net income (loss) attributable to Expedia Group, Inc.(5)	$(122)	$(185)	$482	$177	$(145)	$385	$425	$132	$(135)	$386	$684	$352	$797

(1) Our advertising and media business consists of Expedia Group ("EG") Media Solutions, which is responsible for generating advertising revenue on our global online travel brands, and third-party revenue for trivago, a leading hotel metasearch site.
(2) Other revenue primarily includes insurance, car rental, destination services and cruise revenue.
(3) See the section below titled "Tabular Reconciliations for Non-GAAP Measures — Adjusted EBITDA by segment" for additional details.
(4) Other is comprised of trivago, corporate and intercompany eliminations.
(5) Expedia Group does not calculate or report net income (loss) by segment.

Notes:
•All trivago revenue is classified as Non-U.S. point of sale.
•Some numbers may not add due to rounding. All percentages throughout this release are calculated on precise, unrounded numbers.

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Revenue	$4,060	$3,929	$10,507	$9,952
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	388	412	1,108	1,233
Selling and marketing - direct	1,855	1,671	5,298	4,737
Selling and marketing - indirect (1)	197	185	580	563
Technology and content (1)	320	340	992	1,001
General and administrative (1)	229	194	595	572
Depreciation and amortization	211	208	626	599
Impairment of goodwill	—	297	—	297
Impairment of intangible assets	33	15	33	15
Legal reserves, occupancy tax and other	59	—	100	6
Restructuring and related reorganization charges (1)	6	—	72	—
Operating income	762	607	1,103	929
Other income (expense):
Interest income	67	56	185	162
Interest expense	(61)	(62)	(184)	(184)
Other, net	106	(157)	103	(60)
Total other income (expense), net	112	(163)	104	(82)
Income before income taxes	874	444	1,207	847
Provision for income taxes	(190)	(139)	(284)	(295)
Net income	684	305	923	552
Net loss attributable to non-controlling interests	—	120	12	113
Net income attributable to Expedia Group, Inc.	$684	$425	$935	$665

Earnings per share attributable to Expedia Group, Inc. available to common stockholders:
Basic	$5.28	$2.98	$7.07	$4.51
Diluted	5.04	2.87	6.75	4.37
Shares used in computing earnings per share (000's):
Basic	129,758	142,228	132,393	147,253
Diluted	135,732	147,748	138,655	152,172

(1) Includes stock-based compensation as follows:
Cost of revenue	$3	$3	$9	$10
Selling and marketing	19	20	61	60
Technology and content	40	35	120	105
General and administrative	85	47	167	139
Restructuring and related reorganization charges	—	—	8	—

EXPEDIA GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except number of shares which are reflected in thousands and par value)

	September 30, 2024	December 31, 2023	September 30, 2023
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,722	$4,225	$5,056
Restricted cash and cash equivalents	1,324	1,436	1,436
Short-term investments	196	28	—
Accounts receivable, net of allowance of $60, $46 and $52	3,764	2,786	2,753
Income taxes receivable	68	47	84
Prepaid expenses and other current assets	758	708	765
Total current assets	10,832	9,230	10,094
Property and equipment, net	2,400	2,359	2,354
Operating lease right-of-use assets	334	357	330
Long-term investments and other assets	1,527	1,238	1,155
Deferred income taxes	514	586	595
Intangible assets, net	947	1,023	1,149
Goodwill	6,851	6,849	6,845
TOTAL ASSETS	$23,405	$21,642	$22,522

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, merchant	$1,980	$2,041	$1,887
Accounts payable, other	1,178	1,077	1,130
Deferred merchant bookings	9,413	7,723	8,394
Deferred revenue	173	164	167
Income taxes payable	114	26	108
Accrued expenses and other current liabilities	887	752	874
Current maturities of long-term debt	1,042	—	—
Total current liabilities	14,787	11,783	12,560
Long-term debt, excluding current maturities	5,221	6,253	6,250
Deferred income taxes	34	33	34
Operating lease liabilities	291	314	288
Other long-term liabilities	506	473	464
Commitments and contingencies
Stockholders’ equity:
Common stock: $.0001 par value; Authorized shares: 1,600,000	—	—	—
Shares issued: 286,437, 282,149 and 280,957; Shares outstanding: 123,316, 131,522 and 134,331
Class B common stock: $.0001 par value; Authorized shares: 400,000	—	—	—
Shares issued: 12,800; Shares outstanding: 5,523
Additional paid-in capital	15,890	15,398	15,227
Treasury stock - Common stock and Class B, at cost; Shares 170,397, 157,903 and 153,903	(14,677)	(13,023)	(12,550)
Retained earnings (deficit)	303	(632)	(764)
Accumulated other comprehensive income (loss)	(194)	(209)	(240)
Total Expedia Group, Inc. stockholders’ equity	1,322	1,534	1,673
Non-redeemable non-controlling interests	1,244	1,252	1,253
Total stockholders’ equity	2,566	2,786	2,926
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,405	$21,642	$22,522

EXPEDIA GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine months ended September 30,
	2024	2023
Operating activities:
Net income	$923	$552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including internal-use software and website development	582	555
Amortization of intangible assets	44	44
Impairment of goodwill and intangible assets	33	312
Amortization of stock-based compensation	365	314
Deferred income taxes	66	49
Foreign exchange (gain) loss on cash, restricted cash and short-term investments, net	—	32
Realized (gain) loss on foreign currency forwards, net	(21)	35
(Gain) loss on minority equity investments, net	(121)	73
Other, net	69	34
Changes in operating assets and liabilities:
Accounts receivable	(1,007)	(704)
Prepaid expenses and other assets	(19)	43
Accounts payable, merchant	(61)	178
Accounts payable, other, accrued expenses and other liabilities	235	223
Tax payable/receivable, net	109	(55)
Deferred merchant bookings	1,690	1,243
Net cash provided by operating activities	2,887	2,928
Investing activities:
Capital expenditures, including internal-use software and website development	(565)	(669)
Purchases of investments	(405)	—
Sales and maturities of investments	43	49
Other, net	26	(15)
Net cash used in investing activities	(901)	(635)
Financing activities:
Purchases of treasury stock	(1,641)	(1,669)
Proceeds from exercise of equity awards and employee stock purchase plan	77	53
Other, net	(26)	17
Net cash used in financing activities	(1,590)	(1,599)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(11)	(53)
Net increase in cash, cash equivalents and restricted cash and cash equivalents	385	641
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	5,661	5,851
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$6,046	$6,492
Supplemental cash flow information
Cash paid for interest	$197	$197
Income tax payments, net	97	228

Notes & Definitions:

Booked Room Nights: Represents booked hotel room nights and property nights for our B2C reportable segment and booked hotel room nights for our B2B reportable segment. Booked hotel room nights include both merchant and agency hotel room nights. Property nights are related to our alternative accommodation business.

Booked Air Tickets: Includes both merchant and agency air bookings.

Gross Bookings: Generally represent the total retail value of transactions booked, recorded at the time of booking reflecting the total price due for travel by travelers, including taxes, fees and other charges, adjusted for cancellations and refunds.

Lodging Metrics: Reported on a booked basis except for revenue, which is on a stayed basis. Lodging consists of both merchant and agency model hotel and alternative accommodations.

B2C: The B2C segment provides a full range of travel and advertising services to our worldwide customers through a variety of consumer brands including: Expedia, Hotels.com, Vrbo, Orbitz, Travelocity, Wotif Group, ebookers, Hotwire.com, and CarRentals.com.

B2B: The B2B segment fuels a wide range of travel and non-travel companies including airlines, offline travel agents, online retailers, corporate travel management and financial institutions, who leverage our leading travel technology and tap into our diverse supply to augment their offerings and market Expedia Group rates and availabilities to their travelers.

trivago: The trivago segment generates advertising revenue primarily from sending referrals to online travel companies and travel service providers from its localized hotel metasearch websites.

Corporate: Includes unallocated corporate expenses.

Non-GAAP Measures
Expedia Group reports Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT, Adjusted EBIT Margin, Leverage Ratio, Adjusted Net Income (Loss), Adjusted EPS, Free Cash Flow and Adjusted Expenses (non-GAAP cost of revenue, non-GAAP selling and marketing, non-GAAP technology and content and non-GAAP general and administrative), all of which are supplemental measures to GAAP and are defined by the SEC as non-GAAP financial measures. These measures are among the primary metrics by which management evaluates the performance of the business and on which internal budgets are based. Management believes that investors should have access to the same set of tools that management uses to analyze our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS have certain limitations in that they do not take into account the impact of certain expenses to our consolidated statements of operations. We endeavor to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures. Adjusted EBITDA, Adjusted EBIT, Adjusted Net Income (Loss) and Adjusted EPS also exclude certain items related to transactional tax matters, which may ultimately be settled in cash. We urge investors to review the detailed disclosure regarding these matters in the Management Discussion and Analysis and Legal Proceedings sections, as well as the notes to the financial statements, included in the Company's annual and quarterly reports filed with the Securities and Exchange Commission. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Adjusted EBITDA is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;
(3) total other expenses, net;
(4) stock-based compensation expense, including compensation expense related to certain subsidiary equity plans;
(5) acquisition-related impacts, including
(i) amortization of intangible assets and goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements; and
(iii) upfront consideration paid to settle employee compensation plans of the acquiree;
(6) certain other items, including restructuring;
(7) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings;
(8) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period; and
(9) depreciation.
The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more meaningful comparison of our performance and projected cash earnings with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. In addition, we believe that by excluding certain items, such as stock-based compensation and acquisition-related impacts, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business and allows investors to gain an understanding of the factors and trends affecting the ongoing cash earnings capabilities of our business, from which capital investments are made and debt is serviced.

Adjusted EBIT is defined as net income (loss) attributable to Expedia Group adjusted for:
(1) net income (loss) attributable to non-controlling interests;
(2) provision for income taxes;

(3) total other expenses, net;
(4) acquisition-related impacts, including
(i) goodwill and intangible asset impairment,
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements; and
(iii) upfront consideration paid to settle employee compensation plans of the acquiree;
(5) certain other items, including restructuring;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g. hotel and excise taxes), related to court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings; and
(7) that portion of gains (losses) on revenue hedging activities that are included in other, net that relate to revenue recognized in the period.
The above items are excluded from our Adjusted EBIT measure because the amount and timing of these items is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. We believe Adjusted EBIT is a useful measure for analysts and investors to evaluate our future on-going performance as this measure allows a more comprehensive comparison of our performance with our historical results from prior periods and to the results of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and it allows investors to gain an understanding of the factors and trends affecting profitability, including the ongoing costs to operating our business, which we believe are inclusive of non-cash items such as stock-based compensation.

Trailing Twelve Month Financial Information
Expedia Group includes certain unaudited financial information for the trailing twelve months ("TTM") ended September 30, 2024, which is calculated as the nine months ended September 30, 2024 plus the year ended December 31, 2023 less the nine months ended September 30, 2023. This presentation is not in accordance with GAAP. However, we believe that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results.

Adjusted Net Income (Loss) generally captures all items on the statements of operations that occur in normal course operations and have been, or ultimately will be, settled in cash and is defined as net income (loss) attributable to Expedia Group plus the following items, net of tax(a):
(1) stock-based compensation expense, including compensation expense related to equity plans of certain subsidiaries and equity-method investments;
(2) acquisition-related impacts, including;
(i) amortization of intangible assets, including as part of equity-method investments, and goodwill and intangible asset impairment;
(ii) gains (losses) recognized on changes in the value of contingent consideration arrangements;
(iii) upfront consideration paid to settle employee compensation plans of the acquiree; and
(iv) gains (losses) recognized on non-controlling investment basis adjustments when we acquire or lose controlling interests;
(3) currency gains or losses on U.S. dollar denominated cash;
(4) the changes in fair value of equity investments;
(5) certain other items, including restructuring charges;
(6) items included in legal reserves, occupancy tax and other, which includes reserves for potential settlement of issues related to transactional taxes (e.g., hotel occupancy and excise taxes), related court decisions and final settlements, and charges incurred, if any, for monies that may be required to be paid in advance of litigation in certain transactional tax proceedings, including as part of equity method investments;
(7) discontinued operations;
(8) the non-controlling interest impact of the aforementioned adjustment items; and
(9) unrealized gains (losses) on revenue hedging activities that are included in other, net.
Adjusted Net Income (Loss) includes preferred share dividends. We believe Adjusted Net Income (Loss) is useful to investors because it represents Expedia Group's combined results, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses and items not directly tied to the core operations of our businesses.

(a) Effective January 1, 2023, we changed our methodology for the computation of the effective tax rate used in the calculation of adjusted net income to a long-term projected tax rate as we believe this tax rate provides better consistency across reporting periods and produces results that are reflective of Expedia Group’s long-term effective tax rate. This projected effective tax rate is a total tax rate, and eliminates the effects of non-recurring and period- specific income tax items which can vary in size and frequency. We apply this tax rate to pretax income, as adjusted commensurate with our Adjusted Net Income definition. Based on our long-term projections, in 2023 and 2024 we are applying a 21.5% effective tax rate to compute Adjusted Net Income.

Adjusted EPS is defined as Adjusted Net Income (Loss) divided by adjusted weighted average shares outstanding, which, when applicable, include dilution from our convertible debt instruments per the treasury stock method for Adjusted EPS. The treasury stock method assumes we would elect to settle the principal amount of the debt for cash and the conversion premium for shares. If the conversion prices for such instruments exceed our average stock price for the period, the instruments generally would have no impact to adjusted weighted average shares outstanding. This differs from the GAAP method for dilution from our convertible debt instruments, which include them on an if-converted method. We believe Adjusted EPS is useful to investors because it represents, on a per share basis, Expedia Group's consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, taxes, foreign exchange gains or losses, and minority interest, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. Adjusted Net Income (Loss) and Adjusted EPS have similar limitations as Adjusted EBITDA. In addition, Adjusted Net Income (Loss) does not include all items that affect our net income (loss) and net income (loss) per share for the period. Therefore, we think it is important to evaluate these measures along with our consolidated statements of operations.

Free Cash Flow is defined as net cash flow provided by operating activities less capital expenditures. Management believes Free Cash Flow is useful to investors because it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate Free Cash Flow along with the consolidated statements of cash flows.

Adjusted Expenses (cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses) exclude stock-based compensation related to expenses for stock options, restricted stock units and other equity compensation under applicable stock-based compensation accounting standards. Expedia Group excludes stock-based compensation from these measures primarily because they are non-cash expenses that we do not believe are necessarily reflective of our ongoing cash operating expenses and cash operating income. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting applicable stock-based compensation accounting standards, management believes that providing non-GAAP financial measures that exclude stock-based compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing management with an important tool for financial operational decision making and for evaluating our own recurring core business operating results over different periods of time. There are certain limitations in using financial measures that do not take into account stock-based compensation, including the fact that stock-based compensation is a recurring expense and a valued part of employees' compensation. Therefore, it is important to evaluate both our GAAP and non-GAAP measures. See the Notes to the Consolidated Statements of Operations for stock-based compensation by line item.

Expedia Group, Inc. (excluding trivago) In order to provide increased transparency on the transaction-based component of the business, Expedia Group is reporting results both in total and excluding trivago.

Tabular Reconciliations for Non-GAAP Measures
Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization) by Segment(1)

	Three months ended September 30, 2024
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income	$879	$285	$13	$(415)	$762
Realized gain (loss) on revenue hedges	16	16	—	—	32
Restructuring and related reorganization charges, excluding stock-based compensation	—	—	—	6	6
Legal reserves, occupancy tax and other	—	—	—	59	59
Stock-based compensation	—	—	—	147	147
Amortization of intangible assets	—	—	—	14	14
Depreciation	133	37	1	26	197
Impairment of intangible assets	—	—	—	33	33
Adjusted EBITDA(1)	$1,028	$338	$14	$(130)	$1,250

	Three months ended September 30, 2023
	B2C	B2B	trivago	Corporate & Eliminations	Total
	(In millions)
Operating income	$935	$237	$16	$(581)	$607
Realized gain (loss) on revenue hedges	(16)	—	—	—	(16)
Stock-based compensation	—	—	—	105	105
Amortization of intangible assets	—	—	—	14	14
Depreciation	137	29	2	26	194
Impairment of goodwill	—	—	—	297	297
Impairment of intangible assets	—	—	—	15	15
Adjusted EBITDA(1)	$1,056	$266	$18	$(124)	$1,216
(1) Adjusted EBITDA for our B2C and B2B segments includes allocations of certain expenses, primarily cost of revenue and facilities, the total costs of our global travel supply organizations, the majority of platform and marketplace technology costs, and the realized foreign currency gains or losses related to the forward contracts hedging a component of our net merchant lodging revenue. We base the allocations primarily on transaction volumes and other usage metrics. We do not allocate certain shared expenses such as accounting, human resources, certain information technology and legal to our reportable segments. We include these expenses in Corporate and Eliminations. Our allocation methodology is periodically evaluated and may change.

Adjusted EBIT (Adjusted Earnings Before Interest & Taxes) and Adjusted EBITDA (Adjusted Earnings Before Interest, Taxes, Depreciation & Amortization)

	Three months ended September 30,		Nine months ended September 30,		Year Ended December 31,	TTM September 30,
	2024	2023	2024	2023	2023	2024
	($ in millions)
Net income attributable to Expedia Group, Inc.	$684	$425	$935	$665	$797	$1,067
Net loss attributable to non-controlling interests	—	(120)	(12)	(113)	(109)	(8)
Provision for income taxes	190	139	284	295	330	319
Total other (income) expense, net	(112)	163	(104)	82	15	(171)
Operating income	762	607	1,103	929	1,033	1,207
Gain (loss) on revenue hedges related to revenue recognized	32	(16)	—	(12)	(7)	5
Restructuring and related reorganization charges, including stock-based compensation	6	—	72	—	—	72
Legal reserves, occupancy tax and other	59	—	100	6	8	102
Impairment of goodwill	—	297	—	297	297	—
Impairment of intangible assets	33	15	33	15	129	147
Adjusted EBIT(1)	892	903	1,308	1,235	1,460	1,533
Stock-based compensation, excluding restructuring and related reorganization charges(1)	147	105	357	314	413	456
Depreciation and amortization	211	208	626	599	807	834
Adjusted EBITDA	$1,250	$1,216	$2,291	$2,148	$2,680	$2,823
Net income margin(2)	16.9%	10.8%	8.9%	6.7%	6.2%	8.0%
Adjusted EBIT margin(1)(2)	22.0%	23.0%	12.4%	12.4%	11.4%	11.4%
Adjusted EBITDA margin(2)	30.8%	30.9%	21.8%	21.6%	20.9%	21.1%

Long-term debt, including current maturities						$6,263
Long-term debt to net income ratio						5.9

Long-term debt, including current maturities						$6,263
Unamortized discounts and debt issuance costs						31
Adjusted debt						$6,294
Leverage ratio(3)						2.2
(1) Includes approximately $51 million of accelerated stock-compensation expense related to the recent departure of our Vice Chairman.
(2) Net income, Adjusted EBIT and Adjusted EBITDA margins represent net income (loss) attributable to Expedia Group, Inc., Adjusted EBIT or Adjusted EBITDA divided by revenue.
(3) Leverage ratio represents adjusted debt divided by TTM Adjusted EBITDA.

Adjusted Net Income (Loss) & Adjusted EPS

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(In millions, except share and per share data)
Net income attributable to Expedia Group, Inc.	$684	$425	$935	$665
Less: Net loss attributable to non-controlling interests	—	120	12	113
Less: Provision for income taxes	(190)	(139)	(284)	(295)
Income before income taxes	874	444	1,207	847
Amortization of intangible assets	14	14	44	44
Stock-based compensation	147	105	365	314
Legal reserves, occupancy tax and other	59	—	100	6
Restructuring and related reorganization charges, excluding stock-based compensation	6	—	64	—
Impairment of goodwill	—	297	—	297
Impairment of intangible assets	33	15	33	15
Unrealized (gain) loss on revenue hedges	(13)	(4)	(16)	11
(Gain) loss on minority equity investments, net	(74)	127	(121)	73
TripAdvisor tax indemnification adjustment	—	—	(6)	(67)
Gain on sale of businesses and cost investments	(2)	—	(5)	(24)
Adjusted income before income taxes	1,044	998	1,665	1,516

GAAP Provision for income taxes	(190)	(139)	(284)	(295)
Provision for income taxes for adjustments	(34)	(76)	(74)	(31)
Total Adjusted provision for income taxes	(224)	(215)	(358)	(326)
Total Adjusted income tax rate	21.5%	21.5%	21.5%	21.5%

Non-controlling interests	(11)	(5)	—	(14)
Adjusted net income attributable to Expedia Group, Inc.	$809	$778	$1,307	$1,176

GAAP diluted earnings per share	$5.04	$2.87	$6.75	$4.37
Amortization of intangible assets	0.10	0.10	0.33	0.30
Stock-based compensation	1.11	0.73	2.71	2.11
Legal reserves, occupancy tax and other	0.45	—	0.74	0.04
Restructuring and related reorganization charges	0.04	—	0.48	—
Impairment of goodwill	—	2.06	—	2.00
Impairment of intangible assets	0.25	0.10	0.25	0.10
Unrealized (gain) loss on revenue hedges	(0.10)	(0.03)	(0.12)	0.08
(Gain) loss on minority equity investments, net	(0.56)	0.89	(0.90)	0.49
TripAdvisor tax indemnification adjustment	—	—	(0.05)	(0.45)
Gain on sale of businesses and cost investments	(0.01)	—	(0.04)	(0.16)
Income tax effects and adjustments	(0.26)	(0.53)	(0.55)	(0.21)
Non-controlling interest	(0.08)	(0.87)	(0.09)	(0.86)
Adjustment to GAAP dilutive securities (1)	0.15	0.08	0.20	0.12
Adjusted earnings per share(2)	$6.13	$5.41	$9.70	$7.93

GAAP diluted weighted average shares outstanding (000's)	135,732	147,748	138,655	152,172
Adjustment to dilutive securities (000's)(1)	(3,921)	(3,921)	(3,921)	(3,921)
Adjusted weighted average shares outstanding (000's) (2)	131,811	143,827	134,734	148,251

Ex-trivago Adjusted Net Income and Adjusted EPS
Adjusted net income attributable to Expedia Group, Inc.	$809	$778	$1,307	$1,176
Less: Adjusted net income (loss) attributable to trivago	—	9	(1)	25
Adjusted net income excluding trivago	$809	$769	$1,308	$1,151

Adjusted earnings per share	$6.13	$5.41	$9.70	$7.93
Less: Adjusted earnings per (loss) share attributable to trivago	—	0.06	(0.01)	0.17
Adjusted earnings per share excluding trivago(2)	$6.13	$5.35	$9.71	$7.76
(1) In periods for which we have Adjusted net income, the GAAP diluted average shares and diluted earnings (loss) per share is presented adjusted for our convertible debt instruments per the treasury stock method.
(2) Share and per share numbers may not add due to rounding.

Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(In millions)
Net cash provided by operating activities	$(1,493)	$(1,375)	$2,887	$2,928
Less: Total capital expenditures	(194)	(213)	(565)	(669)
Free cash flow	$(1,687)	$(1,588)	$2,322	$2,259

Adjusted Expenses (Cost of revenue, direct and indirect selling and marketing, technology and content and general and administrative expenses)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(In millions)
Cost of revenue	$388	$412	$1,108	$1,233
Less: stock-based compensation	3	3	9	10
Adjusted cost of revenue	$385	$409	$1,099	$1,223
Less: trivago cost of revenue(1)	5	5	13	14
Adjusted cost of revenue excluding trivago	$380	$404	$1,086	$1,209

Selling and marketing - direct	$1,855	$1,671	$5,298	$4,737
Less: trivago selling and marketing - direct(2)	62	71	169	141
Adjusted selling and marketing excluding trivago - direct	$1,793	$1,600	$5,129	$4,596

Selling and marketing - indirect	$197	$185	580	563
Less: stock-based compensation	19	20	61	60
Adjusted selling and marketing - indirect	$178	$165	$519	$503
Less: trivago selling and marketing - indirect(1)	3	3	8	8
Adjusted selling and marketing excluding trivago - indirect	$175	$162	$511	$495

Technology and content	$320	$340	$992	$1,001
Less: stock-based compensation	40	35	120	105
Adjusted technology and content	$280	$305	$872	$896
Less: trivago technology and content(1)	11	11	35	34
Adjusted technology and content excluding trivago	$269	$294	$837	$862

General and administrative	$229	$194	$595	$572
Less: stock-based compensation	85	47	167	139
Adjusted general and administrative	$144	$147	$428	$433
Less: trivago general and administrative(1)	6	7	23	24
Adjusted general and administrative excluding trivago	$138	$140	$405	$409

Total adjusted overhead expenses(3)	$602	$617	$1,819	$1,832
Note: Some numbers may not add due to rounding.
(1) trivago amount presented without stock-based compensation as those are included with the consolidated totals above.
(2) Selling and marketing expense adjusted to add back B2C direct marketing spend on trivago eliminated in consolidation.
(3) Total adjusted overhead expenses is the sum of adjusted expenses for Selling and marketing - indirect, Technology and content, and General and administrative.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements are based on assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. The use of words such as “believe,” “estimate,” “expect” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements. However, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements and may include statements relating to future revenues, expenses, margins, profitability, net income (loss), earnings per share and other measures of results of operations and the prospects for future growth of Expedia Group, Inc.’s business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q, which are available on our investor relations website at ir.expediagroup.com and on the SEC website at www.sec.gov. All information provided in this release is as of November 7, 2024. Undue reliance should not be placed on forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.